Exhibit 99.1

        Angelica Announces First Quarter Fiscal 2005 Financial Results; Revenues Increase 32.0% to $102.6 Million Operating Income increases 15.9%

    ST. LOUIS--(BUSINESS WIRE)--June 7, 2005--Angelica Corporation (NYSE: AGL), a leading provider of healthcare linen management services, today announced first quarter fiscal year 2005 financial results for the period ended April 30, 2005.
    Net revenues for the first quarter of fiscal 2005 were $102.6 million, a 32.0% increase from $77.7 million in first quarter of fiscal 2004. Acquisitions, net of divestitures, added $21.7 million to fiscal first quarter 2005 revenue, or 27.9% of the revenue percentage increase. Organic growth year-over-year was $3.2 million, accounting for 4.1% of the percentage increase.
    Operating income for first quarter of fiscal 2005 was $2.0 million, a 15.9% increase, from $1.7 million recorded in first quarter of fiscal 2004. These results reflect primarily higher sales volume, which was partially offset by a $0.8 million increase in amortization expense and a $1.1 million increase in depreciation expense. Gross margin declined to 15.1% in fiscal 2005 from 15.7% in fiscal 2004. Included in the gross margin decline is $0.8 million of the depreciation expense increase noted above and an increase in natural gas expense which rose to 5.0% of revenues in first quarter of fiscal 2005 from 4.4% of revenues in first quarter of fiscal 2004. Selling, general and administrative expenses decreased by 80 basis points as a percent of revenue to 12.3% in fiscal 2005, compared to 13.1% in fiscal 2004.
    Net income from continuing operations was $1.0 million, or $0.11 per share, compared to $2.5 million, or $0.28 per share ($0.27 per diluted share), in first quarter of fiscal 2004. The year-over-year decline in net income was mainly due to a decline in non-operating income as well as higher interest expense. The Company recorded $0.5 million of pretax non-operating income primarily from a liquidation distribution related to life insurance policies owned by the company in first quarter of fiscal 2005. In comparison, there was $2.1 million of pretax non-operating income related to the sale of its Miami real estate and proceeds on life insurance policies during the same period in fiscal 2004.
    Late in the first quarter of 2005, the Company completed the acquisition of Royal Institutional Services, Inc. and its affiliate, The Surgi-Pack Corporation. With annual revenues of over $45 million, the Royal facilities in Somerville and Worcester, Massachusetts, when combined with the Company's existing Pawtucket, Rhode Island and Ballston Spa, New York facilities, more than triples the Company's revenues in the New England region.
    Commenting on the results, Steve O'Hara, President and CEO, said, "Despite continued economic challenges, we posted strong revenue gains, both through acquisitions and organic growth which yielded a strong increase in operating income. While costs associated with threats of union action and continued high natural gas costs hindered our gross margin progress, we still believe final fiscal 2005 gross margin will exceed our final fiscal 2004 gross margin. Meanwhile, we continue to lower our selling, general and administrative expenses as a percent of revenue. In addition, the integration of our recent acquisitions has been progressing on schedule. We also continue to invest in our plants to make them more energy and labor efficient so that we can provide our customers quality linen service at an excellent value."
    Mr. O'Hara continued, "As announced last week, we have strengthened our management team with the recent addition of Dave Van Vliet as President and Chief Operating Officer. With his experience in the healthcare industry and track record of providing superior customer service, we believe he will be instrumental in growing revenue organically and profitably as we continue to build upon our leading customer service position in the healthcare linen services market."

    Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com.

    Forward-Looking Statements

    Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.

Unaudited results for first quarter ended April 30, 2005 compared with same period ended May 1, 2004 (dollars in thousands, except per share amounts):

                                               First Quarter Ended
                                        ------------------------------
                                         April 30,   May 1,   Percent
                                            2005      2004     Change
                                         --------- --------- ---------
Continuing Operations:
Net revenues                             $102,580  $ 77,730     32.0%
Cost of services                          (87,046)  (65,563)    32.8%
                                         --------- --------- ---------
  Gross profit                             15,534    12,167     27.7%
Selling, general and administrative
 expenses                                 (12,663)  (10,180)    24.4%
Amortization of other acquired assets        (811)     (225)   260.4%
Other operating expense, net                  (52)      (29)    79.3%
                                         --------- --------- ---------
  Income from operations                    2,008     1,733     15.9%
Interest expense                           (1,150)     (280)   310.7%
Non-operating income, net                     539     2,100    -74.3%
                                         --------- --------- ---------
  Income from continuing operations
   before taxes                             1,397     3,553    -60.7%
Provision for income taxes                   (377)   (1,030)   -63.4%
                                         --------- --------- ---------
Income from continuing operations           1,020     2,523    -59.6%
                                         --------- --------- ---------

Discontinued Operations:
Income from operations of discontinued
 segment, net of tax                            -       672        nm
Loss on disposal of discontinued segment,
 net of tax                                     -    (3,064)       nm
                                         --------- --------- ---------
Loss from discontinued operations               -    (2,392)       nm
                                         --------- --------- ---------
Net income                               $  1,020  $    131        nm
                                         ========= ========= =========

Basic earnings per share:
  Income from continuing operations      $   0.11  $   0.28    -60.7%
  Loss from discontinued operations             -     (0.27)       nm
                                         --------- --------- ---------
Net income                               $   0.11  $   0.01        nm
                                         ========= ========= =========

Diluted earnings per share:
  Income from continuing operations      $   0.11  $   0.27    -59.3%
  Loss from discontinued operations             -     (0.26)       nm
                                         --------- --------- ---------
Net income                               $   0.11  $   0.01        nm
                                         ========= ========= =========



Unaudited condensed balance sheets as of April 30, 2005 and January 29, 2005 (dollars in thousands):

                                                April 30,  January 29,
                                                  2005        2005
                                               ----------- -----------
ASSETS
------
Current Assets:
  Cash and short-term investments              $    2,488  $      926
  Receivables, net                                 55,210      44,454
  Linens in service                                45,870      38,846
  Prepaid expenses and other current assets         3,371       3,817
  Deferred income taxes                             4,354       5,386
                                               ----------- -----------
    Total Current Assets                          111,293      93,429
Property and Equipment, net                       105,536     101,665
Goodwill                                           50,586      31,272
Other Acquired Assets                              43,659      24,860
Other Long-Term Assets                             18,277      37,727
                                               ----------- -----------

Total Assets                                   $  329,351  $  288,953
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
  Current maturities of long-term debt         $    7,919  $      419
  Accounts payable                                 21,349      16,865
  Accrued wages and other compensation              6,646       5,145
  Other accrued liabilities                        32,112      33,289
                                               ----------- -----------
    Total Current Liabilities                      68,026      55,718
Long-Term Debt, less current maturities            94,706      67,811
Other Long-Term Obligations                        13,910      14,068
Shareholders' Equity                              152,709     151,356
                                               ----------- -----------

Total Liabilities and Shareholders' Equity     $  329,351  $  288,953
                                               =========== ===========

    CONTACT: Angelica Corporation
             Chief Financial Officer:
             Jim Shaffer, 314-854-3800
             or
             Director of Investor Relations:
             Colleen Hegarty, 314-854-3800
             Website: www.angelica.com
             or
             Integrated Corporate Relations, Inc.
             John Mills, 310-395-2215